CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY CONFIDENTIAL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS PRESENTATION TO Project Green Thumb Process Update July 2, 2003 CONFIDENTIAL TREATMENT REQUESTED: HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.”DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

4 5 9 39 Passed CONFIDENTIAL TREATMENT REQUESTED *** *** *** *** *** *** *** *** *** 6 5 11 Grand Total Awaiting Response *** *** *** *** *** *** *** *** *** *** *** 3 2 5 NDA *** *** *** *** *** 6 2 8 Books *** *** *** *** *** *** *** *** Confidential material redacted and submitted separately to the Commission. GREEN THUMB POTENTIAL INVESTORS *** 6 0 6 Project Green Thumb Process Update Meetings *** *** *** *** *** *** Financial Strategic Total

Responsibility G, SGC, CC G, SGC G, SGC, B G, SGC, B G, SGC, CC ALL ALL ALL B BC S 6 13 20 27 F 5 12 19 26 T 4 11 18 25 CONFIDENTIAL TREATMENT REQUESTED W 3 10 17 24 September 2003 T 2 9 16 23 30 M 1 8 15 22 29 S 7 14 21 28 S 2 9 16 23 30 F 1 8 15 22 29 T 7 14 21 28 W 6 13 20 27 5 T 12 19 26 Buyer Buyer’s Counsel August 2003 M 4 11 18 25 (San Diego) Holdings (San Diego) S 3 10 17 24 31 *** *** S 5 12 19 26 F 4 11 18 25 Description of Events (Location) G CC T 3 10 17 24 31 SGC W 2 9 16 23 30 July 2003 T 1 8 15 22 29 M 7 14 21 28 S 6 13 20 27 Board of Directors Meeting (telephonic) Management Presentation: Management Presentation: Management Presentations (San Diego) Board of Directors Meeting (San Diego) Bid Deadline/investor(s) selection Final investor(s) due diligence and negotiations Final bid(s)/sale agreement execution/transaction announcement *** *** *** *** *** *** *** *** Participants Green Thumb SG Cowen Company Counsel July 16—25 July 30, 31 Confidential material redacted and submitted separately to the Commission. TIMELINE OF KEY EVENTS Date July 2 July 7 July 8 August 15 August 18—31 September *** Project Green Thumb